UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2007

FIRST UNITED ETHANOL, LLC
 (Exact name of registrant as specified in its charter)

Georgia	333-130663	20-2497196
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4615 Back Nine Road, Pelham, Georgia	31779
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 522-2822

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Refinancing Agreement with WestLB

On November 20, 2007, First United Ethanol, LLC (“First United”) and Southwest Georgia Ethanol, LLC (“Southwest Georgia”) entered into loan agreements with WestLB AG, New York Branch (“WestLB”) for the refinancing of First United’s ethanol project. Southwest Georgia was created as a wholly owned subsidiary of First United for the special purpose of holding the property and assets of First United as required by the terms of our long-term debt refinancing arrangement with WestLB. The refinancing was substantially completed on December 6, 2007, when WestLB funded a portion of the loan. The aggregate amount of the loan to Southwest Georgia is approximately $115,000,000. Now that the refinancing of our debt is substantially complete, we expect to be capable of fully capitalizing the construction and start-up of our ethanol plant near Camilla, Georgia.

There are two primary loan agreements with WestLB, the Senor Credit Agreement and the Pledge and Security Agreement. Pursuant to the Senor Credit Agreement between Southwest Georgia Ethanol, LLC and West LB, dated November 20, 2007, West LB has made a credit facility available to Southwest Georgia Ethanol, LLC to finance the ownership, development, engineering, construction, testing and operation of the 100 million gallon per year ethanol plant to be located near Camilla, Georgia. The credit facility includes construction loans, term loans and working capital loans, each of which has unique terms. The interest rates on these loans range from two and one-half percent over the Base Rate as defined in the loan documents and three and one-half percent over Euro Dollar Rate as defined in the loan documents. The construction/term loan facility is for a term of up to six years from the conversion of the construction loan to a term loan, which could be up to fifteen months from the date we signed the Senior Credit Agreement. The working capital loan is subject to the same interest rates and matures twelve months after the conversion date and is subject to annual renewals.

The Pledge and Security Agreement among First United, Southwest Georgia and West LB, dated November 20, 2007, provides that First United, as the sole member of Southwest Georgia, pledges as collateral to West LB a continuing security interest and lien in the assets of First Untied, including its equity interest in Southwest Georgia Ethanol, LLC. These loan documents will be filed as exhibits to our 10-KSB for the period ended September 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED ETHANOL, LLC

December 20, 2007	/s/ Anthony J. Flagg

Date	Anthony J. Flagg, Chief Executive Officer

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